ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this "Assignment") dated as of August ___, 2006, is entered into between GalaVu Entertainment Networks, Inc., a corporation organized under the laws of Canada ("Assignor" or "GalaVu"), and Cardinal Communications, Inc., a Nevada corporation ("Assignee" or "Cardinal"), with reference to the following facts:

A. Pursuant to a written agreement dated February 20, 2006, Cardinal purchased secured debt (the "Purchased Debt") owed by GalaVu to a third party (the "Purchase Agreement").

B. The Purchased Debt was and remains secured by, *inter alia*, all of the assets of GalaVu (the "Pledged Assets").

C. Pursuant to the Purchase Agreement, it was agreed that, in the event that GalaVu's parent company, Entertainment Media & Telecoms Company Limited, a corporation created and existing under the laws of Australia ("EMT"), did not regain trading status on the Australian Stock Exchange within one hundred and twenty (120) days of the date of that agreement, the Pledged Assets would be transferred to Cardinal free and clear of all liens, claims, or encumbrances.

D. More than one hundred and twenty (120) days have passed since the signing of the Purchase Agreement and EMT has not regained trading status on the Australian Stock Exchange, and Cardinal has notified EMT that it has elected to transfer the Pledged Assets as required by the Purchase Agreement.

E. In furtherance of the obligations set forth in the Purchase Agreement, Assignor is now conveying to Assignee all of Assignor's right, title and interest in the Pledged Assets.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Assignment. Assignor hereby assigns, conveys, transfers and sets over to Assignee all of Assignor's rights related to or connected with the Pledged Assets.

2. Assumption. Assignee hereby:

(a) accepts the foregoing Assignment, but only to the extent the contract is specifically identified on Exhibit A hereto (which may be amended and/or updated by Assignee from time to time) or to the extent other assets are specifically identified on Exhibit B hereto (which may be amended and/or updated by Assignee from time to time), the determination of which shall be at Assignee's sole and absolute discretion (which discretion may be exercised by Assignee at any time and from time to time for one hundred and eighty (180) days following the execution of this Assignment); and

(b) assumes and agrees to perform all of the obligations of Assignor under the Contracts listed on Exhibit A.

3. Further Assurances. Assignor and Assignee each agree to execute such other documents and perform such other acts as may be necessary or advisable to effect the intent of this

Assignment and the Purchase Agreement.

4. Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed a part of an original and all of which shall constitute one and the same Assignment.

5. Non-Waiver; Non-Modification. Nothing in this Assignment is intended to alter, effect, waive, satisfy, or modify, nor shall be construed to alter, effect, waive, satisfy, or modify, any rights or obligations set forth in any other agreement, including but not limited to the Purchase Agreement, or any agreements related thereto.

6. Authorization. This Agreement has been duly authorized by all necessary corporate action on the part of Assignee and Assignor and has been executed and delivered by duly authorized officers of Assignee and Assignor and this Agreement constitutes a legal, valid and binding commitment of Assignee and Assignor.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date set forth above.

ASSIGNOR:

GalaVu Entertainment Network, Inc., a Canadian corporation

By: ______________________________

____

Title:

ASSIGNEE:

Cardinal Communications, Inc., a Nevada corporation

By: ______________________________

____

Title:

EXHIBIT A – Contracts

1.

2.

EXHIBIT B – Other Assets

1.

2.